UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 23, 1997

                         CUC International Inc.
          (Exact Name of Registrant as Specified in Charter)


             Delaware               1-10308             06-0918165
(State or Other Jurisdiction      (Commission       (I.R.S. Employer
  of  Incorporation)              File Number)       Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of Principal Executive Offices)               (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former Name or Former Address, if Changed Since Last Report)



ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      On January 23, 1997, CUC International Inc. (the "Company") issued 21,296 shares of its common stock, par value $.01 per share ("Common Stock"), to 3320201 Canada Inc., a corporation organized under the laws of Canada ("Canadian Shareholder") in connection with the acquisition by a subsidiary of the Company organized under the laws of Canada ("Canadian Sub") of all of the outstanding capital stock and a certain promissory note of Syntony Marketing Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Syntony"), from Canadian Shareholder and one other shareholder of Syntony, a Canadian citizen (collectively with Canadian Shareholder, the "Shareholders"). In connection with this acquisition, Canadian Sub paid aggregate consideration to the Shareholders consisting of: the shares of Common Stock described above (all of which were paid and delivered to the Canadian Shareholder); 2.75 million Canadian dollars paid at the time of the closing of this acquisition; and 1.5 million Canadian dollars, payable in installments over a three-year period upon the satisfaction of certain conditions.

      This issuance of Common Stock was made pursuant to the exemption from registration under the Securities Act of 1933 (the "Securities Act") provided by Regulation S promulgated under and pursuant to the Securities Act, as this issuance fell within the rules governing offers and sales made outside the United States without registration under the Securities Act as set forth in Rule 903 of Regulation S. In particular, this issuance satisfied the requirements of Rule 903(c)(2) of Regulation S applicable to the Company as a reporting issuer, as the issuance was made: in an offshore transaction; without directed selling efforts; with offering restrictions implemented; and to one person (Canadian Shareholder) who has informed the Company that is not a U.S.
person  and was not acting for the account or benefit of  a  U.S.
person.




                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                           (Registrant)





Date: February 4, 1997    By: COSMO CORIGLIANO
                              Cosmo Corigliano - Senior Vice President
                              and Chief Financial Officer
                              (Principal Financial and Accounting Officer)